Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-194930, 333-202656, 333-206347, 333-212960, 333-218018, 333-227267, 333-227900, 333-233285, and 333-251676 on Forms S-8, Registration Statement Nos. 333-224946, and 333-237837 on Forms S-3, and Registration Statement Nos. 333-234459, 333-230797, 333-228566, and 333-227908 on Forms S-1 of our report dated March 31, 2021, relating to the financial statements of Biocept, Inc. (“Company”), included in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 31, 2021